FIRST AMENDMENT TO CREDIT AGREEMENT

           THIS FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of June 9, 1998, amends and supplements that certain Credit Agreement dated as of March 11, 1998 (as so amended, the "Credit Agreement") among BANDO MCGLOCKLIN SMALL BUSINESS LENDING CORPORATION, a Wisconsin corporation (the "Company"), the financial institutions from time to time party thereto (individually a "Lender" and collectively the "Lenders"), and FIRSTAR BANK MILWAUKEE, N.A., as agent for the Lenders (in such capacity, the "Agent").

                                     RECITAL

           The Company, the Lenders and the Agent desire to amend the Credit Agreement as provided below.

                                   AGREEMENTS

           In consideration of the promises and agreements set forth in the Credit Agreement, as amended hereby, the Lenders, the Agent and the Company agree as follows:

           1. Definitions and References. Capitalized terms not otherwise defined herein have the meanings assigned to them in the Credit Agreement. All references to the Credit Agreement contained in the Loan Documents shall, upon fulfillment of the conditions set forth in section 3 below, mean the Credit Agreement as amended by this First Amendment.

           2. Amendments to Credit Agreement. The Credit Agreement is amended as follows:

             (a) The definition of "Majority Lenders" contained in section 1 is amended by deleting "66 2/3%" in both places it appears therein and substituting "75%" in both such places.

             (b) The second sentence of the definition of "Revolving Loan Commitment" contained in section 1 is amended by deleting "$50,000,000" contained therein and substituting "$60,000,000" in its place.

             (c) The parties acknowledge that simultaneously with the effectiveness of this First Amendment, The Huntington National Bank ("Huntington") will become a "Lender" under the Credit Agreement. The parties further acknowledge and agree that Huntington shall be deemed a "Lender" for all purposes of the Credit Agreement and the other Loan Documents, that the defined term "Lenders" shall include Huntington and that Huntington shall have all of the rights, duties and obligations of a "Lender" under the Credit Agreement and the other Loan Documents.

           3. Effectiveness of First Amendment. This First Amendment shall become effective upon its execution and delivery by the Company, the Lenders and the Agent and satisfaction of the following conditions:

             (a) Revolving Note. The Agent shall have received, for delivery to Huntington, the Promissory Note of the Company evidencing its obligations to Huntington in the principal amount of $10,000,000 (the "Note").

             (b) Closing Certificate of the Company. The Agent shall have received copies for each of the Lenders, certified by the Secretary of the Company to be true and correct and in full force and effect, of (i) a statement to the effect that the Articles of Incorporation and By-Laws of the Company delivered to the Lenders on March 11, 1998 have not been amended since that date and remain in full force and effect as of the date hereof; (ii) resolutions of the Board of Directors of the Company authorizing the issuance, execution and delivery of this First Amendment and the Note; and (iii) a statement containing the names and titles of the officer or officers of the Company authorized to sign such documents, together with true signatures of such officers.

             (c) Acknowledgment of Guarantor. The Agent shall have received an acknowledgment and consent from the Guarantor, acknowledging and agreeing that such Guarantor's guarantee will run in favor of The Huntington National Bank and reaffirming that such Guarantor's guarantee remains in full force and effect.

             (d) Proceedings Satisfactory. All other proceedings contemplated by this First Amendment shall be satisfactory to the Lenders and the Agent, and the Lenders and the Agent shall have received such other information relating hereto as the Lenders or the Agent may reasonably request.

           4. Representations and Warranties. The Company represents and warrants to the Lenders and the Agent that:

             (a) The execution and delivery of this First Amendment and the Note, and the performance by the Company of its obligations thereunder, are within its corporate power, have been duly authorized by proper corporate action on the part of the Company, are not in violation of any existing law, rule or regulation of any governmental agency or authority, any order or decision of any court, the Articles of Incorporation or By-Laws of the Company or the terms of any agreement, restriction or undertaking to which the Company is a party or by which it is bound, and do not require the approval or consent of the shareholders of the Company, any governmental body, agency or authority or any other person or entity; and

             (b) The representations and warranties contained in the Loan Documents are true and correct in all material respects as of the date of this First Amendment except (i) the representations and warranties contained in section 3.3 of the Credit Agreement shall apply to the most recent financial statements delivered by the Company to the Lenders pursuant to sections 5.1 and 5.2 of the Credit Agreement and (ii) for changes contemplated or permitted by the Loan Documents and, to the Company's knowledge, no condition exists or event or act has occurred that, with or without the giving of notice or the passage of time, would constitute an Event of Default under the Credit Agreement.

           5. Costs and Expenses. The Company agrees to pay to the Agent, on demand, all costs and expenses (including reasonable attorneys' fees) paid or incurred by the Agent in connection with the negotiation, execution and delivery of this First Amendment.

           6. Full Force and Effect. The Credit Agreement, as amended hereby, remains in full force and effect.

           7. Counterparts. This First Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of parties hereto may execute this First Amendment by signing any such counterpart.

           [Intentionally Left Blank, Signatures Appear on Next Page]

                                 BANDO MCGLOCKLIN SMALL BUSINESS LENDING
                                 CORPORATION
                                 BY_____________________________
                                    Its___________________________

   Revolving
     Loan
   Commitment          Percentage

                                 FIRSTAR BANK MILWAUKEE, N.A.,
                                 as the Agent
                                 BY_____________________________
                                    Its___________________________
                                 Address:  777 East Wisconsin Avenue
                                            Milwaukee, WI 53202
                                            Attn:  Jon Beggs
                                 Facsimile No.:  414-765-6236

   $17,500,000    29.167%        FIRSTAR BANK MILWAUKEE, N.A.,
                                 as a Lender
                                 BY_____________________________
                                    Its___________________________
                                 Address:  777 East Wisconsin Avenue
                                            Milwaukee, WI 53202
                                            Attn:  Jon Beggs
                                 Facsimile No.:  414-765-6236

   $17,500,000    29.167%        U.S. BANK NATIONAL ASSOCIATION
                                      (formerly known as First Bank National
                                      Association)

                                 BY_____________________________
                                    Its___________________________
                                 Address:  201 West Wisconsin Avenue
                                            Milwaukee, WI 53259
                                            Attn:  Dennis Bowgren
                                 Facsimile No.:  414-227-5416

   $7,500,000     12.500%        LASALLE NATIONAL BANK

                                 BY_____________________________
                                    Its___________________________
                                 Address:  135 South LaSalle Street
                                            Chicago, IL 60603
                                            Attn:  Terry Keating
                                 Facsimile No.:  312-904-2903

   $7,500,000     12.500%        HARRIS TRUST AND SAVINGS BANK

                                 BY_____________________________
                                    Its___________________________
                                 Address:  111 West Monroe Street
                                            Chicago, IL 60603
                                            Attn:  Robert Bomben
                                 Facsimile No.:  312-765-8382

   $10,000,000    16.666%        THE HUNTINGTON NATIONAL BANK

                                 BY_____________________________
                                    Its___________________________
                                 Address:  41 South High Street
                                            Columbus, OH 43215
                                            Attn:  Robert Friend
                                 Facsimile No.:  614-480-5791
   -----------    -------
   $60,000,000    100.000%
   ===========    =======